Exhibit No. 99.3
CLASS B-1 CALL NOTICE

TO:	The Bank of New York, as Option Agent
5 Penn Plaza
New York, New York 10001
Attention: Corporate Trust
     This Call Notice is delivered pursuant to the Class B-l Call Option Agreement, dated as of June 21,2002 (the “Class B-l Call Option Agreement”), among Corporate Asset Backed Corporation, a Delaware corporation (the “Depositor”), as the sole initial Option Holder, UBS Warburg LLC, as the initial purchaser from the Depositor, and initial and sole holder, at the time of execution of the Class B-l Call Option Agreement, of the Class A -l Certificates, and The Bank of New York, a New York banking corporation, acting as Option Agent for the holders of Class B-l Certificates from time to time (the ‘Option Agent”).
     The undersigned registered holder of 2,000,000 Class B-l Options hereby exercises Class B-l Options for the purchase of Class B-l Certificates upon and subject to the terms specified in the Class B-I Call Option Agreement.
     Subject to the satisfaction of the conditions specified in the Class B-l Call Option Agreement, the Call Date in respect of the Class B-l Options so exercised shall be: November 20, 2007.
     The undersigned hereby agrees that if the undersigned has paid the Call Price to the Option Agent by 10:00 a.m. (New York City time) on the Call Date, the undersigned will have purchased the Class B-l Certificates deliverable pursuant to such Class B-l Options at the time such payment is made. The aggregate Call Price in respect of such Class B-1 Options shall be $364,397.15.
     The undersigned requests that the Underlying Securities deliverable in exchange for the Class B-1 Certificates purchased in such exercise be transferred to the following account in accordance with the standing instructions, which are attached hereto.
     All capitalized terms used but not defined in this Call Notice shall have the meanings assigned to such terms in the Class B-1 Call Option Agreement, and this Call Notice is subject to the terms and conditions of the Class B-l Call Option Agreement.
     Dated: October 19, 2007

Citadel Equity Fund Ltd.
By: Citadel Limited Partnership, Portfolio Manager
By: Citadel Investment Group, L.L.C., its General Partner

By:	/s/ Christopher Ramsay

Name:	Christopher Ramsay
Title:	Director and Associate General Counsel